Exhibit_23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-235755) of XP Inc. of our report dated April 26, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/PricewaterhouseCoopers
Auditores Independentes Ltda.
Sao Paulo, Brazil
April 26, 2024
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